                             MEMORANDUM OF AGREEMENT

         This Memorandum of Agreement is entered into as of the effective date listed on Exhibit "A" of this agreement, between AIM Investment Securities Funds and AIM Tax-Exempt Funds (each a "Trust" and, collectively, the "Trusts"), on behalf of the fund listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Distributors, Inc. ("Distributors"). Distributors shall and hereby agrees to waive fees of each Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit.

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and Distributors agree as follows:

         The Trusts and Distributors agree until the date set forth on the attached Exhibit "A" (the "Expiration Date") that Distributors will waive Rule 12b-1 distribution plan payments at the rates, on an annualized basis, set forth on Exhibit "A" of the average daily net assets allocable to such class. The Funds' Board of Trustees and AIM may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Distributors will not have any right to reimbursement of any amount so waived.

         The Trusts and Distributors agree to review the then-current waivers for each class of each Fund listed on Exhibit "A" on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and AIM have agreed to continue them. Exhibit "A" will be amended to reflect any such agreement.

         It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Funds, as provided in the Trusts' Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Trusts' Agreement and Declaration of Trust.

         IN WITNESS WHEREOF, the Trusts and Distributors have entered into this Memorandum of Agreement as of the date first above written.

                                               AIM INVESTMENT SECURITIES FUNDS
                                               AIM TAX-EXEMPT FUNDS
                                               on behalf of the Funds listed in
                                               Exhibit "A" to this Memorandum of
                                               Agreement

                                               By:     /s/ Robert H. Graham
                                                       -------------------------

                                               Title:       President
                                                       -------------------------


                                               A I M DISTRIBUTORS, INC.

                                               By:     /s/ Gene L. Needles
                                                       -------------------------

                                               Title:       President
                                                       -------------------------

                                   EXHIBIT "A"
                                   -----------

FUNDS WITH FISCAL YEAR END OF JULY 31
-------------------------------------

                         AIM INVESTMENT SECURITIES FUNDS



        FUND                                           WAIVER                           EFFECTIVE DATE             EXPIRATION DATE
        ----                                           ------                           --------------             ---------------

AIM Short Term Bond Fund
     Class C Shares                        0.40% of Rule 12b-1 distribution plan        August 1, 2005              July 31, 2006
                                           payments on average net assets


FUNDS WITH FISCAL YEAR END OF MARCH 31
--------------------------------------

                              AIM TAX-EXEMPT FUNDS


         FUND                                           WAIVER                          EFFECTIVE DATE            EXPIRATION DATE
         ----                                           ------                          --------------            ---------------

AIM Tax-Exempt Cash Fund                   0.15% of Rule 12b-1 distribution plan         April 1, 2005             March 31, 2006
     Class A Shares                        payments on average net assets